UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 3, 2018  (October 1, 2018)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2018, ServiceMaster Global Holdings, Inc. (“ServiceMaster,” “we” or the “Company”) completed the previously announced distribution of approximately 80.2% of the outstanding common stock of frontdoor, inc. (“Frontdoor”) to the Company’s stockholders (the “Distribution”). Frontdoor was formed to hold the Company’s American Home Shield business and, as a result of the Distribution, is now an independent public company whose stock is listed and trading under the symbol “FTDR” on the Nasdaq Global Select Market. The Distribution was made to the Company’s stockholders of record as of the close of business on September 14, 2018 (the “Record Date”), and such stockholders received one share of Frontdoor common stock for every two ServiceMaster common shares held as of close of business on the Record Date, with cash received in lieu of any fractional shares.

Item 7.01Regulation FD Disclosure.

Pro Forma Financial Information

The Company is providing supplemental pro forma consolidated information, attached hereto as Exhibit 99.2, reflecting the Company’s non-GAAP reconciliation of net income to Adjusted EBITDA on a pro forma basis.

Use of Non-GAAP and adjusted financial information

ServiceMaster has included a non-GAAP financial measure in the supplemental financial information in Exhibit 99.2 to supplement the Company’s Unaudited Pro Forma Condensed Consolidated Financial Statements presented on a GAAP basis.

This non-GAAP measure should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations in Exhibit 99.2 for a reconciliation of this measure to the most directly comparable GAAP financial measure. Adjusted EBITDA is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance or liquidity measures derived in accordance with GAAP. Management uses this non-GAAP financial measure to facilitate operating performance comparisons, as applicable, from period to period. We believe this non-GAAP financial measure is useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

Terminix Commercial Leadership Change and Reaffirmation of Guidance

On October 2, 2018, the Company issued a press release announcing a change in leadership at Terminix Commercial and reaffirming its 2018 guidance. A copy of that press release is attached hereto as Exhibit 99.3.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. Accordingly, the information in Item 7.01 herein will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company giving effect to the Distribution, and the related notes thereto, are attached hereto as Exhibit 99.1.

The Unaudited Pro Forma Condensed Consolidated Financial Statements attached hereto as Exhibit 99.1 are not necessarily indicative of what ServiceMaster’s results of operations or financial condition would have been had the Transaction been completed on the dates set forth therein. In addition, they are not necessarily indicative of ServiceMaster’s future results of operations or financial condition.

(d) Exhibits

Exhibit	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of ServiceMaster Global Holdings, Inc.

99.2	Supplemental Unaudited Pro Forma Financial Information.

99.3	Press Release of ServiceMaster Global Holdings, Inc. issued October 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

October 3, 2018	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.3
Exhibit	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of ServiceMaster Global Holdings, Inc.

99.2	Supplemental Unaudited Pro Forma Financial Information.

99.3	Press Release of ServiceMaster Global Holdings, Inc. issued October 2, 2018.